INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statement File No. 333-04761, file date May 30, 1996, on Form S-8 of Granite Bay Technologies, Inc. (formerly Morrow Snowboards, Inc.) of our report dated March 9, 2001, except for Note 19 as to which the date is April 11, 2001, appearing in the Annual Report on Form 10-K filed on April 16, 2001, and on this Form 10-K/A of Granite Bay Technologies, Inc. (Formerly Morrow Snowboards, Inc.) for the year ended December 30, 2000.


                                                           /s/ Perry-Smith LLP

Sacramento, California
July 30, 2001